Exhibit 21

SUBSIDIARIES OF GLADSTONE LAND CORPORATION

Arizona

East Shelton Road, LLC

Reagan Road Willcox, LLC

California

Bear Mountain Arvin, LP

Broadway Road Moorpark, LLC

Dalton Lane Watsonville, LLC

Dufau Road Oxnard, LP

Espinosa Road Salinas, LP

Natividad Road Salinas, LLC

Naumann Road Oxnard, LP

San Andreas Road Watsonville, LLC

Santa Clara Avenue Oxnard, LP

Spring Valley Road Watsonville, LP

Sycamore Road Arvin, LP

West Beach Street Watsonville, LLC

West Gonzales Road Oxnard, LLC

Delaware

Gladstone California Farmland GP, LLC

Gladstone Land Advisers, Inc.

Gladstone Land Limited Partnership

Gladstone Land Partners, LLC

Gladstone Lending Company, LLC

Florida

Colding Loop Road Wimauma, LLC

Corbitt Road Immokalee, LLC

Immokalee Exchange, LLC

Keysville Road Plant City, LLC

McIntosh Road Dover, LLC

Parrish Road Duette, LLC

Trapnell Road Plant City, LLC

Wauchula Road Duette, LLC

Michigan

20th Avenue South Haven, LLC

38th Avenue Covert, LLC

Nebraska

Holt County Stuart, LLC

Rock County Bassett, LLC

Oregon

Collins Road Clatskanie, LLC

Oregon Trail Highway, LLC

Sequoia Street Brooks, LLC